Exhibit 2.4 DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT As of 30 June 2019 Diageo plc. (“Diageo,” the “Company,” “we,” “us,” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Act: Name of each exchange on which Title of each class Trading symbol(s) registered American Depositary Shares DEO New York Stock Exchange 101 (i) Ordinary shares of 28 /108 pence each New York Stock Exchange 2.875% Guaranteed Notes due 2022 DEO/22 New York Stock Exchange 8.000% Guaranteed Notes due 2022 DEO/22A New York Stock Exchange 7.450% Guaranteed Notes due 2035 DEO/35 New York Stock Exchange 4.250% Guaranteed Notes due 2042 DEO/42 New York Stock Exchange (i) Not for trading, but only in connection with the registration of American Depositary Shares representing such ordinary shares, pursuant to the requirements of the Securities and Exchange Commission. Capitalized terms used but not defined herein have the meanings given to them in Diageo’s annual report on Form 20-F for the fiscal year ended 30 June 2019. ORDINARY SHARES The following description of our ordinary shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by Diageo’s articles of association (as adopted by special resolution at the Annual General Meeting on 20 September 2018) and by the Companies Act 1985 and the Companies Act 2006 and any other applicable English law concerning companies, as amended from time to time. A copy of Diageo’s articles of association is filed as an exhibit to Diageo’s annual report on Form 20-F for the fiscal year ended 30 June 2019, as Exhibit 1.1. General 101 As at 30 June 2019 there were 2,600,942,652 ordinary shares of 28 /108 pence each in issue with a nominal value of £753 million. Our ordinary shares are listed on the London Stock Exchange (LSE) and on the Dublin and Paris Stock Exchanges. Diageo ADSs (as further described below), representing four Diageo ordinary shares each, are listed on the New York Stock Exchange (NYSE) under the symbol “DEO”. All of Diageo’s ordinary shares are fully paid. Accordingly, no further contribution of capital may be required by Diageo from the holders of such shares. Diageo’s ordinary shares are represented in certificated form and also in uncertificated form under “CREST”. CREST is an electronic settlement system in the United Kingdom which enables Diageo’s ordinary shares to be evidenced other than by a physical certificate and transferred electronically rather than by delivery of a written stock transfer form. Diageo’s ordinary shares: • may be represented by certificates in registered form issued (subject to the terms of issue of the shares) following issuance of the shares by Diageo or receipt of a form of transfer (bearing evidence of payment of the appropriate stamp duty) by The Registrar, Diageo plc, Edinburgh Park, 5 Lochside Way, Edinburgh EHI2 9DT; or • may be in uncertificated form with the relevant CREST member account being credited with the ordinary shares issued or transferred. Under English law, persons who are neither residents nor nationals of the United Kingdom may freely hold, vote and transfer Diageo ordinary shares in the same manner and under the same terms as UK residents or nationals. Dividend rights Holders of Diageo’s ordinary shares may, by ordinary resolution, declare dividends but may not declare dividends in excess of the amount recommended by the directors. The directors may also pay interim dividends or fixed rate dividends. No dividend may be paid other than out of profits available for distribution. All of Diageo’s ordinary shares rank equally for dividends, but the Board may withhold payment of all or any part of any dividends or other monies payable in respect of Diageo’s shares from a person with a 0.25% interest (as defined in Diageo’s articles of association) if such a person has been served with a restriction notice (as defined in Diageo’s articles of association) after failure to provide Diageo with information concerning interests in those shares required to be provided under the Companies Acts. Dividends may be paid in currencies other than sterling and such dividends will be calculated using an appropriate market exchange rate as determined by the directors in accordance with Diageo’s articles of association. If a dividend has not been claimed, the directors may invest the dividend or use it in some other way for the benefit of Diageo until the dividend is claimed. If the dividend remains unclaimed for 12 years after the date such dividend was declared or became due for payment, it will be forfeited and will revert to Diageo (unless the directors decide otherwise). Diageo may stop sending cheques, warrants or similar financial instruments in payment of dividends by post in respect of any shares or may cease to employ any other means for payment of dividends if either (a) at least two consecutive payments have remained uncashed or are returned undelivered or that means of payment has failed, or (b) one payment remains uncashed or is returned undelivered or that means of payment has failed and reasonable enquiries have failed to establish any new postal address or account of the holder. Diageo must resume sending dividend cheques, warrants or similar financial instruments or employing that means of payment if the holder requests such resumption in writing. Diageo’s articles of association permit payment or satisfaction of a dividend wholly or partly by distribution of specific assets, including fully paid shares or debentures of any other company. Such action must be directed by the general meeting which declared the dividend and upon the recommendation of the directors. Voting rights Voting on any resolution at any general meeting of the company is by a show of hands unless a poll is duly demanded. On a show of hands, (a) every shareholder who is present in person at a general meeting, and every proxy appointed by any one shareholder and present at a general meeting, has/have one vote regardless of the number of shares held by the shareholder (or, subject to (b), represented by the proxy), and (b) every proxy present at a general meeting who has been appointed by more than one shareholder has one vote regardless of the number of shareholders who have appointed him or the number of shares held by those shareholders, unless he has been instructed to vote for a resolution by one or more shareholders and to vote against the resolution by one or more shareholders, in which case he has one 2 vote for and one vote against the resolution. On a poll, every shareholder who is present in person or by proxy has one vote for every share held by that shareholder, but a shareholder or proxy entitled to more than one vote need not cast all his votes or cast them all in the same way (the deadline for exercising voting rights by proxy is set out in the form of proxy). A poll may be demanded by any of the following: • the chairman of the general meeting; • at least three shareholders entitled to vote on the relevant resolution and present in person or by proxy at the meeting; • any shareholder or shareholders present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all shareholders entitled to vote on the relevant resolution; or • any shareholder or shareholders present in person or by proxy and holding shares conferring a right to vote on the relevant resolution on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. Diageo’s articles of association and the Companies Acts provide for matters to be transacted at general meetings of Diageo by the proposing and passing of two kinds of resolutions: • ordinary resolutions, which include resolutions for the election, re-election and removal of directors, the declaration of final dividends, the appointment and re-appointment of the external auditor, the remuneration report and remuneration policy, the increase of authorised share capital, and the grant of authority to allot shares; and • special resolutions, which include resolutions for the amendment of Diageo’s articles of association, resolutions relating to the disapplication of pre-emption rights, and resolutions modifying the rights of any class of Diageo’s shares at a meeting of the holders of such class. An ordinary resolution requires the affirmative vote of a simple majority of the votes cast by those entitled to vote at a meeting at which there is a quorum in order to be passed. Special resolutions require the affirmative vote of not less than three-quarters of the votes cast by those entitled to vote at a meeting at which there is a quorum in order to be passed. The necessary quorum for a meeting of Diageo is a minimum of two shareholders present in person or by proxy and entitled to vote. A shareholder is not entitled to vote at any general meeting or class meeting in respect of any share held by him if he has been served with a restriction notice (as defined in Diageo’s articles of association) after failure to provide Diageo with information concerning interests in those shares required to be provided under the Companies Acts. Directors Diageo’s articles of association provide for a Board of Directors, consisting (unless otherwise determined by an ordinary resolution of shareholders) of not fewer than three directors and not more than 25 directors, in which all powers to manage the business and affairs of Diageo are vested. Directors may be elected by the members in a general meeting or appointed by Diageo’s Board. At each annual general meeting, the following are required to retire and are then reconsidered for election/re-election, assuming they wish to stand for election/re-election: any director who has been appointed by Diageo’s Board since the last Annual General Meeting; any director who has been in office during the two previous general meetings and did not retire at either of them; and any director who has been in office, other than in an 3 executive position, for a continuous period of nine years or more at the date of the meeting. There is no age limit requirement in respect of directors. Directors may also be removed before the expiration of their term of office in accordance with the provisions of the Companies Acts. Liquidation rights In the event of the liquidation of Diageo, after payment of all liabilities and deductions taking priority in accordance with English law, the balance of assets available for distribution will be distributed among the holders of ordinary shares according to the amounts paid up on the shares held by them. Pre-emption rights and new issues of shares While holders of ordinary shares have no pre-emptive rights under Diageo’s articles of association, the ability of the directors to cause Diageo to issue shares, securities convertible into shares or rights to shares, otherwise than pursuant to an employee share scheme, is restricted. Under the Companies Acts, the directors of a company are, with certain exceptions, unable to allot any equity securities without express authorisation, which may be contained in a company’s articles of association or given by its shareholders in a general meeting, but which in either event cannot last for more than five years. Under the Companies Acts, Diageo may also not allot shares for cash (otherwise than pursuant to an employee share scheme) without first making an offer to existing shareholders to allot such shares to them on the same or more favourable terms in proportion to their respective shareholdings, unless this requirement is waived by a special resolution of the shareholders. Disclosure of interests in Diageo’s shares There are no provisions in Diageo’s articles of association whereby persons acquiring, holding or disposing of a certain percentage of Diageo’s shares are required to make disclosure of their ownership percentage, although there are such requirements under the Companies Acts. The basic disclosure requirement under Part 6 of the Financial Services and Markets Act 2000 and Rule 5 of the Disclosure Guidance and Transparency Rules made by the Financial Conduct Authority (successor to the UK Financial Services Authority) imposes a statutory obligation on a person to notify Diageo and the Financial Conduct Authority of the percentage of the voting rights in Diageo he directly or indirectly holds or controls, or has rights over, through his direct or indirect holding of certain financial instruments, if the percentage of those voting rights: • reaches, exceeds or falls below 3% and/or any subsequent whole percentage figure as a result of an acquisition or disposal of shares or financial instruments; or • reaches, exceeds or falls below any such threshold as a result of any change in the breakdown or number of voting rights attached to shares in Diageo. The Disclosure Guidance and Transparency Rules set out in detail the circumstances in which an obligation of disclosure will arise, as well as certain exemptions from those obligations for specified persons. Under section 793 of the Companies Act 2006, Diageo may, by notice in writing, require a person that Diageo knows or has reasonable cause to believe is or was during the three years preceding the date of notice interested in Diageo’s shares to indicate whether or not that is the case and, if that person does or did hold an interest in Diageo’s shares, to provide certain information as set out in that Act. 4

Article 19 of the EU Market Abuse Regulation (2014/596) further requires persons discharging managerial responsibilities within Diageo (and their persons closely associated) to notify Diageo of transactions conducted on their own account in Diageo shares or derivatives or certain financial instruments relating to Diageo shares. The City Code on Takeovers and Mergers also imposes strict disclosure requirements with regard to dealings in the securities of an offeror or offeree company on all parties to a takeover and also on their respective associates during the course of an offer period. Variation of rights If, at any time, Diageo’s share capital is divided into different classes of shares, the rights attached to any class of shares may be varied, subject to the provisions of the Companies Acts, either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class or upon the adoption of a special resolution passed at a separate meeting of the holders of the shares of that class. At every such separate meeting, all of the provisions of Diageo’s articles of association relating to proceedings at a general meeting apply, except that (a) the quorum is to be the number of persons (which must be at least two) who hold or represent by proxy not less than one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, if such quorum is not present on an adjourned meeting, one person who holds shares of the class regardless of the number of shares he holds, (b) any holder of shares of the class who is present in person or by proxy may demand a poll, and (c) each shareholder present in person or by proxy and entitled to vote will have one vote per share held in that particular class in the event a poll is taken. Class rights are deemed not to have been varied by the creation or issue of new shares ranking equally with or subsequent to that class of shares in all respects or by the reduction of the capital paid up on such shares or by the purchase or redemption by Diageo of its own shares, in each case in accordance with the Companies Acts and Diageo’s articles of association. Repurchase of shares Subject to authorisation by shareholder resolution, Diageo may purchase its own shares in accordance with the Companies Acts. Any shares which have been bought back may be held as treasury shares or, if not so held, must be cancelled immediately upon completion of the purchase, thereby reducing the amount of Diageo’s issued share capital. Diageo currently has shareholder authority to buy back up to 246,118,306 ordinary shares during the period up to the next Annual General Meeting. The minimum 101 price which must be paid for such shares is 28 /108 pence and the maximum price is the higher of (a) 5% above the average market value of Diageo’s ordinary shares for the five business days immediately preceding the day on which that ordinary share is contracted to be purchased and (b) the higher of the price of the last independent trade and the highest current independent purchase bid on the trading venue where the purchase is carried out. Restrictions on transfers of shares The Board may decline to register a transfer of a certificated Diageo share unless the instrument of transfer (a) is duly stamped or certified or otherwise shown to the satisfaction of the Board to be exempt from stamp duty and is accompanied by the relevant share certificate and such other evidence of the right 5 to transfer as the Board may reasonably require, (b) is in respect of only one class of share and (c) if to joint transferees, is in favour of not more than four such transferees. Registration of a transfer of an uncertificated share may be refused in the circumstances set out in the uncertificated securities rules (as defined in Diageo’s articles of association) and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four. The Board may decline to register a transfer of any of Diageo’s certificated shares by a person with a 0.25% interest (as defined in Diageo’s articles of association) if such a person has been served with a restriction notice (as defined in Diageo’s articles of association) after failure to provide Diageo with information concerning interests in those shares required to be provided under the Companies Acts, unless the transfer is shown to the Board to be pursuant to an arm’s length sale (as defined in Diageo’s articles of association). Substantive shareholder voting rights The company’s substantial shareholders do not have different voting rights. 6

AMERICAN DEPOSITARY SHARES General The ordinary shares of Diageo may be issued in the form of American depositary shares, or ADSs. Each Diageo ADS represents four ordinary shares of Diageo. Citibank, N.A. is the depositary with respect to Diageo’s ADSs, which are evidenced by American depositary receipts, or ADRs. Each ADS represents an ownership interest in four ordinary shares deposited with the custodian, as agent of the depositary, under the Deposit Agreement dated 14 February 2013 between Diageo, the Depositary and owners and beneficiaries of the ADRs (the “Deposit Agreement”). Each ADS also represents any other securities, cash or other property which may be held by Citibank, N.A. as depositary. The principal executive office of Citibank, N.A. and the office at which the ADRs will be administered is currently located at 388 Greenwich Street, New York, New York 10013, United States. Citibank, N.A. is a national banking association organized under the laws of the United States. The custodian will be Citibank, N.A. (London Branch) and its duties will be administered from its principal London office, currently located at 25 Molesworth Street, Lewisham, London SE13 7EX, United Kingdom. You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are. Diageo will not treat ADR holders as shareholders and ADR holders will not have shareholder rights. English law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights, which are set out in the Deposit Agreement. The Deposit Agreement also sets out the rights and obligations of the depositary. The following is a summary of the material terms of the Deposit Agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire form of Deposit Agreement and the form of ADR, which contain the terms of the ADSs. Please refer to Exhibit 99.A on Form F-6 (File No. 333-186400) filed with the Securities and Exchange Commission on 1 February 2013). Copies of the Deposit Agreement are also available for inspection at the offices of the depositary. Share Dividends and Other Distributions Diageo may make various types of distributions with respect to its securities. The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of underlying ordinary shares that your ADSs represent. Except as stated below, to the extent the depositary is legally permitted it will deliver such distributions to ADR holders in proportion to their interests in the following manner: 7

• Cash. Upon receiving notice from Diageo that Diageo intends to distribute a cash dividend or other cash distribution, the depositary will establish a record date for such distribution. As promptly as practicable following the receipt of a cash dividend or other cash distribution from Diageo, the depositary will: (i) if at the time of receipt thereof any amounts received in a foreign currency can, in the judgment of the depositary, be converted on a practicable basis into U.S. dollars transferable into the United States, promptly convert or cause to be converted such cash dividend or cash distributions into U.S. dollars, (ii) if applicable, establish a record date for the distribution and (iii) distribute promptly such U.S. dollar amount, net of applicable fees, charges and expenses of the depositary and taxes withheld. The depositary shall distribute only such amount as can be distributed without attributing to any ADR holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to ADR holders entitled thereto. If the depositary cannot reasonably make such conversion or obtain any governmental approval or license necessary for the conversion, the depositary will hold any unconvertible foreign currency for your account without liability for any interest or, upon request, will distribute the foreign currency to you. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution. • Shares. Upon receiving notice from Diageo that Diageo intends to distribute a share dividend or free distribution of ordinary shares, the depositary will establish a record date for such distribution. The depositary will then either (i) deliver additional ADSs representing such ordinary shares, or (ii) if additional ADSs are not so distributed, take all actions necessary so that each ADS issued and outstanding after the ADS record date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional ordinary shares distributed, in each case net of applicable fees, charges and expenses of the depositary and taxes withheld. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed to the ADR holders entitled to them. • Rights to receive additional shares. Upon receiving notice from Diageo that Diageo intends to distribute rights to subscribe for additional ordinary shares or other rights and that Diageo wishes such rights to be made available to holders of ADSs, the depositary shall, after consultation with Diageo, have discretion as to the procedure for making such rights available to any ADR holders or in disposing of such rights on behalf of any ADR holders and making, as promptly as practicable, the net proceeds available to such ADR holders. If, by the terms of the offering of rights or for any other reason, the depositary may not either make such rights available to any ADR holders or dispose of such rights on behalf of any ADR holders and make the net proceeds available to such ADR holders, then the depositary shall allow such rights to lapse. If the depositary determines in its reasonable discretion that it is not lawful or practicable to make such rights available to all or certain ADR holders, if Diageo does not furnish such evidence or if the depositary determines it is not lawful or practicable to distribute such rights to all or some of the registered holders, the depositary may: • distribute such rights only to the holders to whom the depositary has determined such distribution is lawful and practicable; • if practicable, sell rights in proportion to the number of ADSs held by registered holders to whom the depositary has determined it may not lawfully or practicably make such rights available and distribute the net proceeds as cash; or 8

• allow rights in proportion to the number of ADSs held by registered holders to whom the depositary has determined it may not lawfully or practicably make such rights available to lapse, in which case such registered holders will receive nothing. Diageo has no obligation to file a registration statement under the Securities Act of 1933, as amended, in order to make any rights available to ADR holders. • Other Distributions. Upon receiving notice from Diageo that Diageo intends to distribute securities or property other than those described above and that Diageo wishes such rights to be made available to holders of ADSs, the depositary may distribute such securities or property in any manner it deems equitable and practicable. To the extent the depositary deems distribution of such securities or property not to be practicable, the depositary may, after consultation with Diageo, adopt any method that it reasonably deems to be equitable and practical, including but not limited to the sale of such securities or property and distribution of any net proceeds in the same way that cash is distributed. The depositary may choose any practical method of distribution for any specific ADR holder, including the distribution of securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited property. There can be no assurances that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. Deposit, Withdrawal and Cancellation The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. In the case of the ADSs to be issued under a prospectus supplement, Diageo may arrange with the underwriters named therein to deposit such ordinary shares if and as provided in the prospectus supplement. Ordinary shares deposited with the custodian must also be accompanied by certain documents, including (a) in the case of certificated shares, instruments showing that such ordinary shares have been properly transferred or endorsed and (b) in the case of book-entry shares, confirmation of book-entry transfer and recordation, in each case to the person on whose behalf the deposit is being made. The custodian will hold all deposited ordinary shares for the account of the depositary. ADR holders thus have no direct ownership interest in the ordinary shares and have only such rights as are contained in the Deposit Agreement. The deposited shares and any other securities, property or cash received by the depositary or the custodian and held under the Deposit Agreement are referred to as deposited property. Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the Deposit Agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue and deliver ADSs in the name of the person entitled thereto and, if applicable, issue ADRs evidencing the number of ADSs to which such person is entitled. ADRs will be delivered at the depositary’s principal office. The depositary will make arrangements for the acceptance of ADSs for book-entry settlement through The Depository Trust Company, or DTC. All ADSs held through DTC will be registered in the name of 9

Cede & Co., the nominee for DTC. Unless issued as uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more receipt(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the depositary as being issued to DTC hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the depositary and of DTC or Cede & Co. When you turn in your ADSs (and, if applicable, the ADRs evidencing the ADSs) at the depositary’s office, the depositary will, upon payment of certain applicable fees, charges and taxes, and upon receipt of proper instructions, deliver the underlying ordinary shares to you. At your risk, expense and request, the depositary will deliver (to the extent permitted by law) deposited property at the depositary’s principal office. The depositary may restrict the withdrawal of deposited securities only in connection with: • temporary delays caused by closing Diageo’s transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders’ meeting, or the payment of dividends; • the payment of fees, taxes and similar charges; or • compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of deposited securities. This right of withdrawal may not be limited by any other provision of the Deposit Agreement. Voting Rights If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADRs. After receiving voting materials from Diageo, the depositary will, if Diageo asks it to, notify the ADR holders of any shareholder meeting or solicitation of consents for proxies. This notice will describe how you may, subject to English law and the provisions of Diageo’s articles of association, instruct the depositary to exercise the voting rights for the ordinary shares which underlie your ADSs. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to English law and the provisions of Diageo’s articles of association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will not vote or attempt to exercise the right to vote that attaches to the shares or other deposited securities, other than in accordance with your instructions or deemed instructions. If the depositary does not receive instructions from you on or before the specified date and voting is by poll, the depositary will deem you to have instructed it to give a discretionary proxy to a person designated by Diageo to vote such deposited securities. However, we cannot assure you that you will receive our voting materials in time for you to give the depositary instructions to vote any deposited securities. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions to vote the deposited securities, if, for example, the instructions are not received in time to vote the amount of the deposited securities or if English or other applicable laws prohibit such voting. Notwithstanding anything contained in the Deposit Agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to ADR 10 holders a notice that provides ADR holders with, or otherwise publicizes to ADR holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Notwithstanding anything else contained in the Deposit Agreement or any ADR, the depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of deposited securities if the taking of such action would violate applicable U.S. laws. Diageo has agreed to take any and all actions reasonably necessary and as permitted by English law to enable ADR holders and beneficial owners to exercise the voting rights accruing to the deposited securities. Reports and Other Communications The depositary will make available for inspection by ADR holders any reports and communications from Diageo that are both received by the depositary as holder of deposited property and made generally available by Diageo to the holders of deposited property. Upon the request of Diageo, the depositary will send to you copies of reports furnished by Diageo pursuant to the Deposit Agreement. Reclassifications, Recapitalizations and Mergers If Diageo takes actions that affect the deposited securities, including any change in par value, split-up, consolidation or other reclassification of deposited securities or any recapitalization, reorganization, merger, consolidation, sale of assets or other similar action, then the depositary may, and will if Diageo asks it to: • distribute additional or amended ADRs; • distribute cash, securities or other property it has received in connection with such actions; or • sell any securities or property received and distribute the proceeds as cash. If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited property and each ADS will then represent a proportionate interest in such property. Amendment and Termination Diageo may agree with the depositary to amend the Deposit Agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (except for taxes and other charges specifically payable by ADR holders under the Deposit Agreement), or affects any substantial existing right of ADR holders. If an ADR holder continues to hold ADRs when an amendment has become effective such ADR holder is deemed to agree to such amendment. No amendment will impair your right to surrender your ADSs and receive the underlying securities except to comply with mandatory provisions of applicable law. The depositary will terminate the Deposit Agreement if Diageo asks it to do so. The depositary may also terminate the Deposit Agreement if the depositary has told Diageo that it would like to resign and Diageo has not appointed a new depositary bank within 180 days. In either case, the depositary must notify you at least 90 days before termination. After termination, the depositary’s only responsibility will be (i) to advise you that the Deposit Agreement is terminated, (ii) to collect distributions on the deposited securities (iii) to sell rights and other property, and (iv) to deliver ordinary shares and other deposited 11 securities upon cancellation of the ADRs. At any time from the termination date, the depositary may sell the deposited property which remains and hold the net proceeds of such sales and any other cash it is holding under the Deposit Agreement, without liability for interest, for the pro rata benefit of ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. The depositary will not be required to invest such proceeds or pay interest on them. Limitations on Obligations and Liability to ADR Holders The Deposit Agreement expressly limits the obligations and liability of the depositary, Diageo and their respective agents. Neither Diageo nor the depositary assumes any obligation nor shall either of them be subject to any liability under the Deposit Agreement to any ADR holder, except that they each agree to perform their respective obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Neither Diageo nor the depositary will be liable if: • law, regulation, the provisions of or governing any deposited securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or the ADRs provide shall be done or performed by it; • it exercises or fails to exercise discretion permitted under the Deposit Agreement or the ADR; • it performs its obligations specifically set forth in the Deposit Agreement without negligence or bad faith; or • it takes any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information. In the Deposit Agreement, Diageo agrees to indemnify Citibank, N.A. for acting as depositary, except for losses caused by Citibank, N.A.’s own negligence or bad faith, and Citibank, N.A. agrees to indemnify Diageo for losses resulting from its negligence or bad faith. The depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote. The depositary may own and deal in deposited securities and in ADSs. Neither Diageo nor the depositary nor any of their respective directors, employees, agents or affiliates shall incur any liability for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. Books of Depositary The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADSs and, if applicable, ADRs evidencing such ADSs. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the Deposit Agreement. The depositary will maintain facilities to record and process the issuance, cancellation, combination, split- up and transfer of ADSs. These facilities may be closed from time to time when the depositary considers it expedient to do so. 12

DEBT SECURITIES Each series of guaranteed notes listed on the New York Stock Exchange and set forth on the cover page to Diageo’s annual report on Form 20-F for the fiscal year ended 30 June 2019 has been issued by Diageo Investment Corporation (formerly known as Grand Metropolitan Investment Corporation) (“Diageo Investment”) and guaranteed by Diageo (such guarantees were assumed in connection with the merger of Diageo (formerly known as Guinness plc) with prior guarantor Grand Metropolitan Public Limited Company in 1997). Each of these series of notes and related guarantees was issued pursuant to an effective registration statement and a related prospectus and prospectus supplement (if applicable) setting forth the terms of the relevant series of notes and related guarantees. The following table sets forth the dates of the registration statements, dates of the base prospectuses and dates of issuance for each relevant series of notes (the “Notes”). Registration Date of Base Series Statement Prospectus Date of Issuance 2.875% Guaranteed Notes due 2022 333-179426 February 8, 2012 May 11, 2012 8.000% Guaranteed Notes due 2022 33-51274 September 11, 1992 September 21, 1992 7.450% Guaranteed Notes due 2035 33-76754/33-84710 October 5, 1994 April 26, 1995 4.250% Guaranteed Notes due 2042 333-179426 February 8, 2012 May 11, 2012 The following description of our Notes is a summary and does not purport to be complete and is qualified in its entirety by the full terms of the Notes. Pursuant to an Agreement of Resignation, Appointment and Acceptance dated 16 October 2007 by and among Diageo, Diageo Capital plc, Diageo Finance BV, Diageo Investment, The Bank of New York and Citibank NA, The Bank of New York Mellon has become the successor trustee to Citibank NA under Diageo’s indentures dated 3 August 1998, 8 December 2003 and 1 June 1999. A. 2.875% Guaranteed Notes due 2022 and 4.250% Guaranteed Notes due 2042. Prospectus Supplement: DESCRIPTION OF NOTES General The 2.875% Guaranteed Notes due 2022 (“2022 notes”) were issued in an aggregate principal amount of $1,000,000,000, will bear interest at 2.875% per annum and will mature on May 11, 2022. The 4.250% Guaranteed Notes due 2042 (“2042 notes”) were issued in an aggregate principal amount of $500,000,000, will bear interest at 4.250% per annum and will mature on May 11, 2042. The regular record dates for the notes will be April 27 and October 27 of each year. The 2022 notes and the 2042 notes were issued pursuant to the Indenture dated as of 1 June 1999 (the “Indenture”) among Diageo Investment, Diageo (the “Guarantor”) and The Bank of New York Mellon, by succession, as trustee. References to “indenture” in this section shall mean the Indenture as defined above and references to “trustee” shall mean the Bank of New York Mellon with its address of principal executive offices at One Wall Street, New York, NY 10286. 13

If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment. A “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to close in New York City or in the City of London. The 2022 notes and the 2042 notes will be the unsecured and unsubordinated indebtedness of Diageo Investment and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. Diageo will unconditionally guarantee on an unsubordinated basis the due and punctual payment of the principal of, premium, if any, and interest on the notes, including any additional amounts, when and as any such payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantee of the notes will be unsecured and unsubordinated indebtedness of Diageo and will rank equally with all of its other unsecured and unsubordinated indebtedness from time to time outstanding. Because Diageo is a holding company, the guarantee will effectively rank junior to any indebtedness of its subsidiaries. The principal corporate trust office of the trustee in the City of New York is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts. Tax Redemption In the event of various tax law changes after the date of this prospectus supplement and other limited circumstances that require us to pay additional amounts, as described in the base prospectus under “Description of Debt Securities and Guarantees—Payment of Additional Amounts”, we may call all, but not less than all, of the applicable series of notes for redemption. This means we may repay them early. You have no right to require us to call the notes. We discuss our ability to redeem the notes in greater detail under “Description of Debt Securities and Guarantees— Special Situations—Optional Tax Redemption” in the base prospectus and this prospectus supplement. If we call the notes, we must pay you 100% of their principal amount. We will also pay you accrued interest and any additional amounts due on the date fixed for redemption. Notes will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to DTC of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. Notice by DTC to participating institutions and by these participants to street name holders of indirect interests in the notes will be made according to arrangements among them and may be subject to statutory or regulatory requirements. Optional Make-Whole Redemption 14

We have the right to redeem any series of the notes, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 20 basis points for the 2022 notes and 20 basis points for the 2042 notes and, in each case, accrued interest to the date of redemption. Adjusted treasury rate means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. Comparable treasury issue means the United States Treasury security selected by the quotation agent as being the most recently issued United States Treasury note or bond as displayed by Bloomberg LP (or any successor service) on screens PX1 through PX8 (or any other screens as may replace such screens on such service) that has a remaining term comparable to the remaining term of the notes to be redeemed. Comparable treasury price means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest such reference treasury dealer quotations. Quotation agent means the reference treasury dealer appointed by the trustee after consultation with us. Reference treasury dealer means any primary U.S. government securities dealer in or their affiliates and their respective successors in the United States selected by the trustee after consultation with us. Reference treasury dealer quotations means with respect to each reference treasury dealer and any redemption date, the average, as determined by the trustee, of the bid and ask prices for the comparable treasury issue (expressed as a percentage of its principal amount) quoted in writing to the trustee by five reference treasury dealers at 3:30 p.m. Eastern Standard Time on the third business day preceding such redemption date. Base Prospectus: DESCRIPTION OF DEBT SECURITIES AND GUARANTEES The trustee has two main roles: • First, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Default and Related Matters— Events of Default—Remedies If an Event of Default Occurs”; and • Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices. Diageo acts as the guarantor of the guaranteed debt securities issued under the Diageo Investment indenture. The guarantees are described under “—Guarantees”. 15

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities. Some Definitions. We have defined some of the terms that we use frequently in this section of the prospectus: A “business day” means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) for debt securities denominated in a specified currency other than U.S. dollars or euro, in the principal financial center of the country of the specified currency, and (b) for debt securities denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System, which is commonly referred to as “TARGET 2”, is operating; provided that with respect to LIBOR debt securities, the day is also a London banking day. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable. “London banking day” means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market. “Principal financial center” means, unless we specify otherwise in the applicable prospectus supplement, the capital city of the country of the specified currency, except that with respect to Australian dollars, Canadian dollars, South African rand and Swiss francs, the principal financial center will be Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively. Fixed Rate Debt Securities Each fixed rate debt security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment. How Interest Is Calculated. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months. How Interest Accrues. Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in the prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day”. When Interest Is Paid. Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Amount of Interest Payable. Interest payments for fixed rate debt securities will include accrued interest from and including the date of issue or from and including the last date in respect of which 16 interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be. If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment. Amortizing Debt Securities. A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security. Guarantees Diageo will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the guaranteed debt securities, including any additional amounts which may be payable by Diageo Investment in respect of its debt securities, as described under “—Payment of Additional Amounts”. Diageo guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise. Additional Mechanics Exchange and Transfer You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange. You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. However, you may not exchange registered debt securities for bearer debt securities. (Section 305) You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership. (Section 305) If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002) 17

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305) Payment and Paying Agents We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307) We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest. Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments. We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities. (Section 1002) Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency. Payments in U.S. Dollars for Debt Securities Denominated in a Foreign Currency The exchange rate agent will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry debt securities that do not follow the procedures we have described immediately above. The holders or beneficial owners of debt securities will pay all currency exchange costs by deductions from the amounts payable on the debt securities. Unavailability of Foreign Currency 18

The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any debt security. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the debt securities by making those payments on the date of payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate, which we refer to as the “market exchange rate”. If that rate of exchange is not then available or is not published for a particular payment currency, the exchange rate agent will determine the market exchange rate at its sole, reasonable discretion. These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of, premium, if any, or interest, if any, on any debt security denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union and as it may be amended further from time to time. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default. Special Situations Mergers and Similar Events We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met: • Where Diageo Investment merges out of existence or sells or leases its assets, the other firm may not be organized under a foreign country’s laws (that is, it must be a corporation, partnership or trust organized under the laws of a U.S. state or the District of Columbia or under U.S. federal law) and it must assume the obligations on the debt securities. • The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “—Default and Related Matters—Events of Default—What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. • It is possible that the merger, sale or lease of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called liens, as discussed later under “—Covenants—Restrictions on Liens”. If a merger or other transaction would create 19 any liens on our property, we must comply with that covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the covenant to grant an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. (Section 801) Modification and Waiver There are three types of changes we can make to the indenture and the debt securities. Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes: • change the stated maturity of the principal or interest on a debt security; • reduce any amounts due on a debt security; • change any obligation of Diageo or Diageo Investment to pay additional amounts described later under “—Payment of Additional Amounts” of the base prospectus; • reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default; • change the place or currency of payment on a debt security; • impair any of the conversion or exchange rights of your debt security; • impair your right to sue for payment, conversion or exchange; • reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures; • reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indentures or to waive various defaults; • modify any other aspect of the provisions dealing with modification and waiver of the indenture; and • change the obligations of the guarantor that relate to payment of principal, premium and interest, sinking fund payments and conversion rights. (Section 902) Changes Requiring a Majority Vote. The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities listed in the first category described previously under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Section 513) 20

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901) Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security: • For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default. • For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement. • For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent. • Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “—Covenants— Defeasance and Discharge”. (Section 101) • We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104) Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we week to change the indenture or the debt securities or request a waiver. Optional Tax Redemption We may have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities. The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either: 21

• Diageo or, in the case of debt securities issued by Diageo Investment, Diageo Investment would be required to pay additional amounts as described later under “—Payment of Additional Amounts” in the base prospectus; or • Diageo or any of its subsidiaries would have to deduct or withhold tax on any payment to any of the issuers to enable them to make a payment of principal or interest on a debt security. This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where Diageo or Diageo Investment is incorporated. If Diageo or Diageo Investment is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor. We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us. The second situation is where a person located outside of the United States into which Diageo or Diageo Investment is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. If Diageo is the issuer of the debt securities, such a person must also be located outside England and Wales. We would have the option to redeem the debt securities even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation. Conversion or Exchange The debt securities may be convertible into or exchangeable for Diageo’s ordinary shares or preference shares or other securities of Diageo or securities of other issuers if the prospectus supplement so provides. If the debt securities are convertible or exchangeable, the prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange. Covenants Restrictions on Liens Some of Diageo’s property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including you and the other direct holders of the debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. Diageo promises that it and its restricted subsidiaries, which are described further below, will not become obligated on any new debt for borrowed money that is secured by a lien on any of its principal properties, which are described further below, or on any shares of stock of any of its restricted subsidiaries, unless it grants an equivalent or higher-ranking lien on the same property to you and the other direct holders of the debt securities. Diageo does not need to comply with this restriction if the amount of all debt that would be secured by liens on its principal properties, which are described further later, and the shares of stock of Diageo’s restricted subsidiaries, excluding the debt secured by the liens that are listed later, is less than 15% of Diageo’s consolidated shareholders’ equity. (Section 1009) 22

This restriction on liens applies, with certain exceptions, to liens for borrowed money. For example, several liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens we create to secure obligations to pay legal judgments or surety bonds, are not covered by this restriction. This restriction on liens also does not apply to debt secured by a number of different types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction. These types of liens include, among others, the following: • any lien existing on or before the date of the applicable indenture; • any lien arising by operation of law and not securing amounts more than ninety days overdue or otherwise being contested in good faith; • any lien on a principal property, shares or stock of any restricted subsidiary, which becomes a restricted subsidiary after the date of the applicable indenture, arising prior to the date of the restricted subsidiary’s becoming a restricted subsidiary, provided that such lien was not created in contemplation of such restricted subsidiary’s becoming a restricted subsidiary; • any lien over any principal property, or documents of title thereto, shares or stock of any restricted subsidiary that Diageo or any restricted subsidiary acquired as security for, or for indebtedness incurred, to finance all or part of the price of its acquisition, development, redevelopment, modification or improvement; • any lien over any principal property, or documents of title thereto, shares or stock of any restricted subsidiary that Diageo or any restricted subsidiary acquired subject to the lien; • any lien to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the lien relates to a principal property involved in the project and that Diageo or any restricted subsidiary acquired after the date of the applicable indenture and the recourse of the creditors relating to the indebtedness is limited to the project and principal property; • any lien securing indebtedness of Diageo or any restricted subsidiary for borrowed money incurred in connection with the financing of accounts receivable; • any lien incurred or deposits made in the ordinary course of business; • any lien on a principal property of Diageo or any restricted subsidiary in favor of the U.S. federal or any state government or the UK or any EU government or any instrumentality of any of them, securing the obligations of Diageo or any restricted subsidiary as a result of any contract; • any lien securing industrial revenue, development or similar bonds issued by or for the benefit of Diageo or any of its restricted subsidiaries, provided that the industrial revenue, development or similar bonds are non-recourse to Diageo or the restricted subsidiary; and • any extension, renewal or replacement or successive extensions, renewals or replacements, as a whole or in part, of any lien included earlier in this list. Restrictions on Sales and Leasebacks Diageo promises that neither it nor any of its restricted subsidiaries will enter into any sale and leaseback transaction involving a principal property unless we comply with this covenant. A sale and leaseback transaction is an arrangement between us or a restricted subsidiary and a bank, insurance company or other lender or investor where Diageo or the restricted subsidiary leases a property that Diageo or the restricted subsidiary has owned for more than six months and has sold to a lender or investor or to any person to whom the lender or investor has advanced funds on the security of the principal property. Diageo can comply with this covenant in either of two different ways. First, Diageo will be in compliance if it or its restricted subsidiary could grant a lien on the principal property in an amount equal 23 to the indebtedness attributable to the sale and leaseback transaction without being required to grant an equivalent or higher-ranking lien to you and the other direct holders of the debt securities under the restriction on liens described above. Second, Diageo can comply if it invests an amount equal to at least the net proceeds of the sale of the principal property that it or its restricted subsidiary leases in the transaction or the fair value of that property, whichever is greater. This amount must be invested in any principal property or used to retire indebtedness for money that it or its restricted subsidiaries borrowed, incurred or assumed and that either has a maturity of 12 months or more from the date of incurrence of the indebtedness or has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower, within one year of the transaction. (Section 1010) This restriction on sales and leasebacks does not apply to any sale and leaseback transaction that is between Diageo and one of its subsidiaries, or between one of Diageo’s restricted subsidiaries and either Diageo or one of Diageo’s other subsidiaries. It also does not apply to any lease with a term, including renewals, of three years or less. As used here, principal property means a building or other structure or facility, and the land on which it sits and its associated fixtures that are located in the United States or the United Kingdom and Diageo or a restricted subsidiary owns or leases. The gross book value of the property must exceed 2% of Diageo’s consolidated shareholders’ equity. Any property or portion of any property is not a principal property if Diageo’s board of directors: • does not view it as materially important to the total business conducted by Diageo and its subsidiaries as an entirety; or • does not view any portion of the property as materially important for the use of the property. (Section 101) Diageo and its subsidiaries have no principal properties as of the date hereof. As used here, restricted subsidiary means any subsidiary that has two characteristics. First, its assets and operations are substantially located within the United States or the United Kingdom. Second, it owns a principal property. However, a restricted subsidiary does not include two types of subsidiaries. It does not include a subsidiary that is primarily engaged in leasing or in financing installment receivables or a subsidiary that primarily acts to finance the operations of Diageo and its consolidated subsidiaries. (Section 101) Default and Related Matters Ranking The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of the relevant issuer’s other debt obligations and therefore they rank equally with all of the relevant issuer’s other unsecured and unsubordinated indebtedness. Events of Default You will have special rights if an event of default occurs and is not cured, as described later in this subsection. 24

What Is an Event of Default? The term event of default means any of the following: • We do not pay the principal or any premium on a debt security on its due date and, in the case of technical or administrative difficulties, only if such failure to pay persists for more than five days. • We do not pay interest on a debt security within 30 days of its due date. • We do not deposit any sinking fund payment on its due date. • We remain in breach of a covenant described beginning on page 13 or any other term of the indentures for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 10% of the principal amount of debt securities of the affected series. • We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur. • There is a default in the conversion or exchange of any convertible or exchangeable securities of the series in question and this default continues for 90 days after we receive a notice of default. • Any other event of default described in the prospectus supplement occurs. (Section 501) Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are met. (Section 502) Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512) Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur: • You must give the trustee written notice that an event of default has occurred and remains uncured. • The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action. • The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity and no direction inconsistent with the request described above may have been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the relevant series. (Section 507) Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration. 25

We will furnish to the trustee every year a written statement of certain of our officers and directors certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005) Regarding the Trustee If an event of default occurs, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded occurs, the trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee. 26

B. 8.000% Guaranteed Notes due 2022 DESCRIPTION OF NOTES, DEBENTURES AND GUARANTEES General The 8.000% Guaranteed Debentures due 2022 (“2022 notes” or “Securities”) were issued in an aggregate principal amount of $300,000,000, will bear interest at 8.000% per annum and will mature on September 15, 2022. The 2022 notes were issued pursuant to the Indenture dated as of 15 August 1991 (the “Indenture”) among Diageo Investment, Diageo (the “Guarantor”) and The Bank of New York Mellon, by succession, as trustee. References to “indenture” in this section shall mean the Indenture as defined above and references to “trustee” shall mean the Bank of New York Mellon with its address of principal executive offices at One Wall Street, New York, NY 10286. The currency in which the payment of the principal of or any premium or interest of the 2022 notes shall be payable is US dollars. The principal corporate trust office of the trustee in the City of New York is designated as the principal paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts. The Debentures The 2022 notes will be limited to $300,000,000 aggregate principal amount and will mature on September 15, 2022. The Debentures may not be redeemed prior to maturity except under the circumstances described under “Optional Tax Redemption”. The Guarantees The Guarantor will unconditionally guarantee the due and punctual payment of the principal of and interest on the Securities (and the payment of additional amounts described under “Payment of Additional Amounts”) when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise. The Guarantees will be unsecured obligations of the Guarantor. (Sections 205 and 1004). Optional Tax Redemption The 2022 notes may be redeemed at the option of the Issuer or the Guarantor, in whole but not in part, upon not less than 30 nor more than 60 days notice given as provided in the Indenture, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Guarantor is incorporated or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such 27 political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date of this Prospectus, (i) the Guarantor is or would be required on the next succeeding Interest Payment Date to pay additional amounts with respect to the 2022 notes or the Guarantees, respectively, as described under “Payment of Additional Amounts”, or (ii) the Guarantor or any Subsidiary of the Guarantor is or would be required to deduct or withhold tax on any payment to the Issuer to enable the Issuer to make any payment of principal or interest in respect of the 2022 notes and, in each case, the payment of such additional amounts in the case of (i) above or such deduction or withholding in the case of (ii) above cannot be avoided by the use of any reasonable measures available to the Issuer, the Guarantor or the Subsidiary. (Sections 1104 and 1108). The 2022 notes may also be redeemed in whole but not in part upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Person formed by a consolidation of the Guarantor or into which the Guarantor is merged or to which the Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease. See “Consolidation, Merger and Sale of Assets”. (Sections 801 and 1108). The Issuer or the Guarantor, as the case may be, will also pay, or make available for payment, to Holders on the Redemption Date any additional amounts (as described under ·’Payment of Additional Amounts” in the base prospectus) resulting from the payment of such Redemption Price. (Sections 1004, 1104 and 1108). Limitation on Liens The Indenture provides that so long as the 2022 notes are Outstanding, the Guarantor will not, and the Guarantor will procure that no Restricted Subsidiary will, create or permit to subsist any Encumbrance on the whole or any part of any Principal Property or upon any shares or stock of any Restricted Subsidiary to secure any present or future indebtedness for borrowed money without making, or causing such Restricted Subsidiary to make, effective provision whereby the 2022 notes (together with, if the Guarantor shall so determine, any other indebtedness of the Guarantor or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the 2022 notes) will be secured equally and ratably with (or, at the option of the Guarantor or such Restricted Subsidiary, prior to) such indebtedness for borrowed money, so long as such indebtedness for borrowed money will be so secured. However, such limitation will not apply to: (a) any Encumbrance subsisting on or prior to the date of the Indenture; (b) any Encumbrance arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith; (c) judgment Encumbrances not giving rise to an Event of Default; (d) any Encumbrance subsisting over a Principal Property, shares or stock of any Restricted Subsidiary (which becomes a Restricted Subsidiary after the date of the Indenture) prior to the date of such Restricted Subsidiary becoming a Restricted Subsidiary, provided that such Encumbrance was not created in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary; (e) any Encumbrance over any Principal Property (or documents of title thereto), shares or stock of any Restricted Subsidiary acquired by the Guarantor or any Restricted Subsidiary as security for, or for indebtedness incurred, to finance all or part of the price of its acquisition, development, redevelopment, modification or improvement; (f) any Encumbrance over any Principal Property (or documents of title thereto), shares or stock of any Restricted Subsidiary which is acquired by the Guarantor or any Restricted Subsidiary subject to such Encumbrance; (g) any Encumbrance to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the Encumbrance relates to a Principal 28

Property involved in such project and acquired by the Guarantor or any Restricted Subsidiary after the date of the Indenture and the recourse of the creditors in respect of such indebtedness is limited lo such project and Principal Property; (h) any Encumbrance arising solely by operation of law over any credit balance or cash held in any account with a financial institution; (i) rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of the Guarantor and/or any Restricted Subsidiary; (j) any Encumbrance securing indebtedness of the Guarantor or any Restricted Subsidiary for borrowed money incurred in connection with the financing of accounts receivable; (k) any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers· compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges; (I) any Encumbrance upon specific items of inventory or other goods and proceeds of the Guarantor or any Restricted Subsidiary securing the Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers· acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods; (m) any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business; (n) any Encumbrance on any Principal Property of the Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any Stale thereof, or the government of the United Kingdom, or the European Communities, or any instrumentality of any of them, securing the obligations of the Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes; (o) any Encumbrance securing taxes or assessments or other applicable governmental charges or levies; (p) any Encumbrance securing industrial revenue, development or similar bonds issued by or for the benefit of the Guarantor or any of its Principal Subsidiaries, provided that such industrial revenue, development or similar bonds are nonrecourse to the Guarantor or such Restricted Subsidiary; (q) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Encumbrance referred to in (a) to (p), inclusive, for amounts not exceeding the principal amount of the borrowed money secured by the Encumbrance so extended, renewed or replaced, provided that such extension, renewal or replacement Encumbrance is limited to all or a part of the same Principal Property, shares or stock of the Restricted Subsidiary that secured the Encumbrance extended, renewed or replaced (plus improvements on such Principal Property); and (r) Encumbrances in favor of the Guarantor or any subsidiary of the Guarantor. Notwithstanding the foregoing, the Guarantor or any Restricted Subsidiary may create or permit to subsist Encumbrances over any Principal Property, shares or stock of any of the Restricted Subsidiaries so long as the aggregate amount of indebtedness for borrowed money secured by all such Encumbrances (excluding therefrom the amount of the indebtedness secured by Encumbrances set forth in clauses (a) through (r), inclusive, above) does not exceed 15% of the consolidated shareholders’ equity of the Guarantor. (Section 1009). Definitions of Certain Terms. For the purposes of the above provisions and the provisions under “Limitation on Sales and Leasebacks” below, the term “Restricted Subsidiary” means any Subsidiary (i)substantially all of the physical properties of which are located, or substantially all the operations of which are conducted, within the United States or the United Kingdom and (ii) which owns a Principal Property. The term “Restricted Subsidiary” does not include any Subsidiary which is principally engaged in leasing or in financing instalment receivables or which is principally engaged in financing the operations of the Guarantor and its consolidated Subsidiaries. Additionally, the term “Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, located in the United States or the United Kingdom, owned or leased by the 29

Guarantor or any Restricted Subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of consolidated shareholders’ equity of the Guarantor, other than (i) any such building, structure or other facility or portion thereof which, in the opinion of the Board of Directors of the Guarantor, is not of material importance to the total business conducted by the Guarantor and its Subsidiaries as an entirety or (ii) any portion of any such property which, in the opinion of the Board of Directors of the Guarantor, is not of material importance to the use or operation of such property. (Section 101). Currently the Group has no Principal Properties. Limitation on Sales and Leasebacks The Indenture also provides that so long as the 2022 notes are Outstanding, the Guarantor will not, and the Guarantor will procure that no Restricted Subsidiary will, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Guarantor or any Subsidiary), or to which any such lender or investor is a party, providing for the leasing by the Guarantor or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property which has been owned by the Guarantor or a Restricted Subsidiary for more than six months and which has been or is to be sold or transferred by the Guarantor or any Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless either: (a) The Guarantor or such Restricted Subsidiary could create indebtedness secured by an Encumbrance (pursuant to the provisions governing limitations on liens discussed above) on the Principal Property to be leased back in an amount equal to the indebtedness attributable to such sale and leaseback transaction without equally and ratably securing the 2022 notes; or (b) the Guarantor, within one year after the sale or transfer will have been made by the Guarantor or a Restricted Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by any two Directors of the Guarantor) to the retirement of indebtedness for money borrowed, incurred or assumed by the Guarantor or any Restricted Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obliger to, a date more than 12 months after the date of incurring, assuming or guaranteeing such indebted· ness or (ii) to investment in any Principal Property. (Section 1010). Events of Default The following events will constitute Events of Default under the Indenture with respect to the 2022 notes: (a) failure to pay any interest or additional interest on the 2022 notes when due, continued for 30 days; (b) failure to pay principal of the 2022 notes when due; (c) failure to perform any other covenant of the Issuer or the Guarantor in the Indenture (other than a covenant included in the Indenture solely for the benefit of another series of securities), continued for 90 days after written notice as provided in the Indenture; and (d) certain events in bankruptcy, insolvency or reorganization involving the Issuer or the Guarantor. (Section 501). Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions 30 for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding 2022 notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 512). If an Event of Default with respect to the 2022 notes shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding 2022 notes by notice as provided in the Indenture may declare the principal amount of all of the Outstanding 2022 notes to be due and payable immediately. At any time after such declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding 2022 notes, under certain circumstances, may rescind and annul such declaration. (Section 502). For information as to waiver of defaults, see “Modification and Waiver”. No Holder of 2022 notes will have any right to institute any proceeding with respect to the Indenture, the 2022 notes, the Guarantees or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding 2022 notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceedings as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding 2022 notes, a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days. (Section 507). However, such limitations do not apply to a suit instituted by a Holder of the 2022 notes for the enforcement of payment of the principal or interest on the 2022 notes on or after the respective due dates. (Section 508). The Issuer and the Guarantor will be required to furnish to the Trustee annually a statement as to the performance by them of certain of their obligations under the Indenture and as to any default in such performance. (Section 704). Modification and Waiver Modification and amendments of the Indenture with respect to any series of the 2022 notes may be made by the Issuer, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding 2022 notes of that series; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding 2022 notes of such series, (a) change the Stated Maturity of the principal of, or any instalment of interest on 2022 notes, (b) reduce the principal amount of, premium, if any, or interest on 2022 notes, (c) change any obligations of the Guarantor to pay additional amounts, (d) change any Place of Payment where, or the coin or currency in which, the 2022 notes or any premium or interest thereon is payable, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any security or guarantee of such series, (f) reduce the percentage in principal amount of Outstanding 2022 notes required for modification or amendment of the Indenture or tor waiver of compliance with certain provisions of the Indenture or the waiver of certain defaults, (g) reduce the requirements contained in the Indenture for quorum or voting, (h) change any obligation of the Issuer or the Guarantor to maintain an office or agency in the places and for the purposes required by the Indenture or (i) modify or affect in any manner adverse to the interests of the Holders of the 2022 notes the terms and conditions of the obligations of the Guarantor regarding the due and punctual payment of the principal thereof, premium, it any, and interest thereon or any sinking fund payments with respect to the 2022 notes. (Section 902). 31

The Indenture may also be modified or amended without the consent of the Holders, among other things, (1) to evidence the succession of another Person to the Issuer or the Guarantor, (2) to add to the covenants of the Issuer or the Guarantor for the benefit of Holders of 2022 notes or to surrender any power conferred upon the Issuer or the Guarantor, (3) to add any Events of Default, (4) to permit or facilitate the issuance of 2022 notes in bearer or uncertificated form, (5) to secure the 2022 notes, (6) to provide for successor or additional trustees, or (7) to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of Holders of 2022 notes in any material respect. (Section 901). The Holders of not less than a majority in aggregate principal amount of the Outstanding 2022 notes may waive any past default under the Indenture with respect to that series, except a default (a) in the payment of principal of, premium, if any, or any interest on 2022 notes or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding 2022 notes. (Section 513). Consolidation, Merger and Sale of Assets The Issuer or the Guarantor, without the consent of the Holders as set forth above, may consolidate with, or merge into, or transfer or lease their respective assets substantially as an entirety to, in the case of the Issuer, any Person organized under the laws of the United States, any State thereof or the District of Columbia, and, in the case of the Guarantor, any Person, provided that (i) any successor Person assumes the Issuer’s obligations on the 2022 notes or the Guarantor’s obligations on the Guarantees, (ii) after giving effect to the transaction, no event which, after notice or lapse of time would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions (including payment of additional amounts, if any, resulting therefrom by any Person succeeding the Guarantor who is not organized under the laws of the United States, any State thereof or the District of Columbia) are met. (Article Eight). The Guarantor or any of its Subsidiaries may, subject to certain restrictions, assume the obligations of the Issuer under the 2022 notes without the consent of the Holders of the 2022 notes. (Section 803). Such an assumption might be deemed for United States Federal income tax purposes to be an exchange of the 2022 notes by the holders thereof for new securities, resulting in recognition of taxable gain or loss for such purposes and possibly certain other adverse tax consequences. Consent to Service The Indenture provides that the Guarantor irrevocably designates CT Corporation System as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture, the Securities or the Guarantees brought in any Federal or State court in the Borough of Manhattan, the City of New York, New York and irrevocably submits to the non-exclusive jurisdiction of such courts. (Section 115). 32

C. 7.450% Guaranteed Notes due 2035 Prospectus Supplement: DESCRIPTION OF SECURITIES General The 7.450% Guaranteed Notes due 2035 (“Securities”) were issued in an aggregate principal amount of $400,000,000, will bear interest at 7.450% per annum and will mature on 15 April 2035. The 2035 notes were issued pursuant to the Indenture dated as of 11 May 1994, as amended and restated by the second supplemental indenture dated 22 September 1994 (the “Indenture”) among Diageo Investment, Diageo (the “Guarantor”) and The Bank of New York Mellon, by succession, as trustee. References to “indenture” in this section shall mean the Indenture as defined above and references to “trustee” shall mean the Bank of New York Mellon with its address of principal executive offices at One Wall Street, New York, NY 10286. Payment and Settlement Interest on the Securities will be payable from April 26, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year (each an “Interest Payment Date”), commencing October 15, 1995, at the rate of 7.45% per annum, until the principal thereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, as provided in the Indenture. Settlement for the Securities will be made in same-day funds. All payments of principal and interest will be made by the Issuer in same-day funds. The Securities will trade in Same-Day Funds Settlement System of the Depositary until maturity, and secondary market trading activity for the Securities will therefore settle in same-day funds. Redemption of the Securities at the Option of the Holders The Securities will be redeemable at the option of each of the holders on April 15, 2005, at a Redemption Price equal to the principal amount of the Securities, plus accrued interest to the date of redemption. To exercise this option, a Holder must deliver a notice of exercise of the redemption option to the Issuer at the Corporate Trust Office of the Trustee or such other location of which the Issuer shall notify the Holder no earlier than February 15, 2005 and no later than March 15, 2005. Any such notice of exercise of the redemption option shall be irrevocable. The redemption option may be exercised by the Holder for less 33 than the entire principal amount of the Securities held by such Holder, so long as the principal amount that is to be redeemed is equal to $1,000 or an integral multiple of $1,000. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Security for redemption will be determined by the Issuer, whose determination will be final and binding. Owners of beneficial interests in Global Securities must exercise their rights to the redemption option through the procedures of DTC. See “Book-Entry System”. Redemption of the Securities at the Option of the Issuer or the Guarantor In the event of certain tax law changes requiring the payment of additional amounts which become effective on or after April 26, 1995 (or in the case of an assumption of obligations of the Issuer under the Securities by the Guarantor or one of its Subsidiaries, which become effective on or after the date of such assumption), the Securities may be redeemed at the option of the Issuer or the Guarantor, in whole but not in part, as provided in the Indenture, at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption. The Securities may also be redeemed at the option of the Guarantor, if the person formed by a consolidation of the Guarantor or into which the Guarantor is merged or to which the Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required to pay additional amounts as a consequence of such consolidation, merger, conveyance, transfer or lease. See “Description of Debt Securities and Guarantees — Optional Tax Redemption” in the Prospectus. Sinking Fund The provisions of Article 12 of the Indenture will not apply to the Securities. Base Prospectus: DESCRIPTION OF DEBT SECURITIES AND GUARANTEES Provisions Applicable to Both Senior and Subordinated Debt Securities General The Indentures provide that Debt Securities may be issued severally by each of the Issuers thereunder without limitation as to aggregate principal amount from time to time in one or more series. (Section 301). The Debt Securities are to mature on such dates and to bear interest at such rates and to have such terms and provisions not inconsistent with the Indenture as the applicable Issuer may determine. The Debt Securities will be unsecured obligations of the applicable Issuer and will be unconditionally guaranteed by the Guarantor (on a subordinated basis in the case of Subordinated Debt Securities) as to payment of principal, premium (if any) and interest thereon. Reference is made to the Applicable Prospectus Supplement for the following terms of the series of Debt Securities being offered thereby: (i) the Issuer of such Debt Securities, (ii) the specific designation of such Debt Securities; (iii) the aggregate principal amount of such Debt Securities; (iv) the date on which such Debt Securities will mature; (v) the rate per annum at which such Debt Securities will bear interest, if any, or the manner of calculation thereof; (vi) the times at which any such interest will be payable; (vii) any provision relating to the redemption of such Debt Securities (in addition to those described below); (viii) any provisions for sinking fund payments or analogous provisions; (ix) whether such Debt Securities will be in bearer form (which may or may not be registerable as to principal) with interest coupons, if any, or in fully registered 34 form or both, and restrictions on the exchange of one form for another; (x) whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities; and (xi) any other specific terms of such Debt Securities. Unless otherwise indicated in the Applicable Prospectus Supplement, principal, premium (if any) and interest (if any) on the Debt Securities will be payable, and transfers of the Debt Securities will be registrable, at the office or agency of the applicable Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, New York, provided that payment of interest may be made at the option of the Issuer by check (drawn upon a bank in The City of New York, New York) mailed to the address of the person entitled thereto as it appears in the Security Register. (Sections 301, 305, 307 and 1002). Unless otherwise indicated in the Applicable Prospectus Supplement, the Debt Securities will be issued only in fully registered form in denominations of $1,000 and integral multiples thereof (Sections 301 and 302). No service charge will be made for any registration of transfer or exchange of Debt Securities, but the applicable Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. (Section 305). The Applicable Prospectus Supplement will contain a description of certain United States selling restrictions, and any other special provisions, relating to Debt Securities issued in bearer form. Some of the Debt Securities may be issued as Original Issue Discount Securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. For special United States Federal income tax considerations applicable to discounted Debt Securities, see “Taxation — United States — United States Holders — Original Issue Discount” herein. Some of the Debt Securities may be denominated and payments thereon may be made in currencies other than US dollars or composite currencies (including European Currency Units (“ECUs”)). A summary of any special considerations applicable to Debt Securities denominated and paid in currencies other than US dollars or paid in composite currencies (including ECUs) will be described in the Applicable Prospectus Supplement. In the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. The Indentures do not provide for any debt covenants that would afford the Holders of Debt Securities any protection in the event of a highly leveraged transaction or a change in control of any Issuer or the Guarantor. Ranking and Holding Company Structure Because the Guarantor is a holding company, its rights and the rights of its creditors, including the Holders of the Debt Securities, to participate in the distribution of the assets of any subsidiary upon such subsidiary’s liquidation or recapitalization will be subject to the prior claims of such subsidiary’s creditors except to the extent that the Guarantor may itself be a creditor with recognized claims against such subsidiary. As a holding company, the Guarantor is dependent upon dividends from, and repayment of amounts receivable from, its subsidiaries for cash to meet its operating expenses and to pay dividends to its shareholders. The Debt Securities will be unsecured obligations of the Guarantor. 35

The Guarantees The Guarantor will unconditionally guarantee (on a subordinated basis in the case of Subordinated Debt Securities) the due and punctual payment of the principal of, premium (if any) and interest on the Debt Securities, including any additional amounts that the Dutch Issuer is obligated to pay as described under “Payment of Additional Amounts” in the base prospectus, when and as the same shall become due and payable as described in the Applicable Prospectus Supplement, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise. The Guarantees will be unsecured obligations of the Guarantor. (Sections 205 and 1004). Optional Tax Redemption The Debt Securities may be redeemed at the option of the applicable Issuer or the Guarantor, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in each Indenture, at any time (except in the case of Debt Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date) at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption (except in the case of Original Issue Discount Securities, which may be redeemed at the Redemption Price specified by the terms of such Securities) if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Guarantor or, in the case of Debt Securities issued by the Dutch Issuer, the Dutch Issuer (or the successor thereto) or the Guarantor, is incorporated or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change, execution or amendment becomes effective on or after the date specified for such series in the Applicable Prospectus Supplement (or in the case of an assumption of obligations of an Issuer under the Debt Securities by the Guarantor or its Subsidiaries pursuant to Section 803 of each Indenture, the date of such assumption), (i) the Guarantor or, in the case of Debt Securities issued by the Dutch Issuer, the Dutch Issuer or the Guarantor, as the case may be, is or would be required on the next succeeding Interest Payment Date to pay additional amounts with respect to the Guarantees or such Debt Securities, as the case may be, as described under “— Payment of Additional Amounts”, or (ii) the Guarantor or any Subsidiary of the Guarantor is or would be required to deduct or withhold tax on any payment to the applicable Issuer to enable such Issuer to make any payment of principal or interest in respect of the Debt Securities of any series and, in each case, the payment of such additional amounts in the case of (i) above or such deduction or withholding in the case of (ii) above cannot be avoided by the use of any reasonable measures available to the applicable Issuer, the Guarantor or the Subsidiary. The applicable Issuer or the Guarantor shall deliver to the Trustee an Officer’s Certificate to the effect that such circumstances exist. (Sections 1104 and 1108). The Debt Securities of each series may also be redeemed by the applicable Issuer, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in each Indenture at any time (except in the case of Debt Securities that have a variable rate of interest, which may be redeemed on any Interest Payment Date) at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption (except in the case of Original Issue Discount Securities, which may be redeemed at the Redemption Price specified by the terms of such Securities) if the Person formed by a consolidation of the Guarantor or into which the Guarantor is merged or to which the Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, 36 merger, conveyance, transferor lease, See “— Consolidation, Merger and Sale of Assets” below. (Sections 801, 1104 and 1108). Such optional tax redemption may apply to individual issuances of Debt Securities by a particular Issuer, but under no circumstances may an Issuer redeem only part of an individual issuance. The applicable Issuer or the Guarantor, as the case may be, will also pay, or make available for payment, to Holders on the Redemption Date any additional amounts (as described under “— Payment of Additional Amounts”) resulting from the payment of such Redemption Price. (Section 1004, 1104 and 1108). Reference is made to the Applicable Prospectus Supplement relating to each series of Debt Securities which are Original Issue Discount Securities for the particular provisions relating to redemption of such Original Issue Discount Securities. Events of Default Unless otherwise specified in the Applicable Prospectus Supplement, the following events will constitute Events of Default under each Indenture with respect to Debt Securities of any series issued thereunder: (a) failure to pay any interest or additional amounts of interest on any Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of any Debt Security of that series when due; (c) failure to perform any other covenant of the applicable Issuer or the Guarantor in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice as provided in such Indenture; and (d) certain events in bankruptcy, insolvency or reorganization involving the applicable Issuer or the Guarantor. (Section 501). Subject to the provisions of each Indenture relating to the duties of the Trustee thereunder in case an Event of Default shall occur and be continuing, such Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders unless such Holders shall have offered to such Trustee reasonable indemnity. (Section 603). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture or exercising any trust or power conferred on such Trustee. (Section 512). If an Event of Default with respect to Securities of any series shall occur and be continuing, either the Trustee under the applicable Indenture or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in such Indenture may declare the principal amount of all of the Outstanding Debt Securities of that series, and any interest accrued thereon, to be due and payable immediately. At any time after such declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by such Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series, under certain circumstances, may rescind and annul such declaration (Section 502). For information as to waiver of defaults, see “Modification and Waiver”. No Holder of any Debt Security will have any right to institute any proceeding with respect to the Indenture under which such Debt Security was issued, the Debt Securities issued thereunder, the related Guarantees or for any remedy thereunder, unless such Holder shall have previously given to the Trustee under such Indenture written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of the same series shall have made written request, and offered reasonable indemnity, to such Trustee to institute such proceedings as 37 trustee, and such Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities, a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal or interest on such Debt Security on or after the respective due dates. (Section 508). Each Issuer and the Guarantor will be required to furnish to each Trustee annually a statement as to the performance by them of certain of their obligations under the applicable Indenture and as to any default in such performance. (Section 704). Modification and Waiver Modification and amendments of each Indenture with respect to any series of Debt Securities issued thereunder may be made by the applicable Issuer, the Guarantor and the Trustee under such Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of that series; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security of such series, (a) change the Stated Maturity of the principal of, or any instalment of interest on, any Debt Security of such series, (b) reduce the principal amount of, premium, if any, or interest on any Debt Security of such series, (c) change any obligations of the Guarantor to pay additional amounts, (d) change any Place of Payment where, or the coin or currency in which, the Debt Securities of such series or any premium or interest thereon is payable, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or Guarantee of such series, (f) reduce the percentage in principal amount of Outstanding Debt Securities of such series required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of such Indenture or the waiver of certain defaults, (g) reduce the requirements contained in such Indenture for quorum or voting, (h) change any obligation of the applicable Issuer or the Guarantor to maintain an office or agency in the places and for the purposes required by such Indenture, (i) modify or affect in any manner adverse to the interest of the Holders of the Debt Securities of such series the terms and conditions of the obligations of the Guarantor regarding the due and punctual payment of the principal thereon, premium, if any, and interest thereon or any sinking fund payments with respect to the Debt Securities of such series, or (j) in the case of a series of Subordinated Debt Securities, modify the provisions of the Subordinated Indenture with respect to the subordination of such Debt Securities or the Guarantees thereof (the “Subordinated Guarantees”) in a manner adverse to the Holders. (Section 902). Each Indenture may also be modified or amended without the consent of Holders, among other things, (a) to evidence the succession of another Person to any of the Issuers or the Guarantor, (b) to add to the covenants of any of the Issuers or the Guarantor for the benefit of Holders of all or any series of Debt Securities or to surrender any power conferred upon any of the Issuers or the Guarantor, (c) to add any Events of Default, (d) to permit or facilitate the issuance of Debt Securities in bearer or uncertificated form, (e), in the case of the Senior Indenture, to secure the Senior Debt Securities, (f) to provide for successor or additional trustees, or (g) to cure any ambiguity, to correct or implement any provision which may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of Holders of Debt Securities of any series issued under such Indenture in any material respect. (Section 901). The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series under each Indenture may waive compliance by the Issuer of such Debt Securities with certain restrictive provisions of the applicable Indenture. (Section 1011 of the Senior Indenture and Section 1009 of the Subordinated Indenture). The Holders of not less than a majority in aggregate principal amount of 38 the Outstanding Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default (a) in the payment of principal of, premium, if any, or any interest on any Security of such series or (b) in respect of a covenant or provision of such Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series. (Section 513). Consolidation, Merger and Sale of Assets Any of the Issuers or the Guarantor, without the consent of the Holders of the Debt Securities, may consolidate with, or merge into, or transfer or lease their respective assets substantially as an entirety to, in the case of a US Issuer, any Person organized under the laws of the United States, any State thereof or the District of Columbia, in the case of the Guarantor or the Dutch Issuer, any corporation, partnership or trust, provided that (i) any successor corporation, partnership or trust assumes the applicable Issuer’s obligations on the Debt Securities or the Guarantor’s obligations on the Guarantees, (ii) after giving effect to the transaction, no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions (including payment of additional amounts, if any, resulting therefrom by any corporation, partnership or trust succeeding the Guarantor or the Dutch Issuer who is not organized under the laws of the United States, any State thereof or the District of Columbia) are met. (Article Eight). The Guarantor or any of its Subsidiaries may, subject to certain restrictions, assume the obligations of any of the Issuers under the Debt Securities of any series without the consent of the Holders of such Debt Securities. (Section 803). Such assumption might be deemed for United States Federal income tax purposes to be an exchange of Debt Securities by the holders thereof, for new securities resulting in recognition of taxable gain or loss for such purposes and possibly certain other adverse tax consequences. Holders should consult their own tax advisors regarding the United States Federal, state and local income tax consequences of such an assumption. Consent to Service Each Indenture provides that each of the Guarantor and the Dutch Issuer irrevocably designates GMIC as its authorized agent for service of process in any legal action or proceeding arising out of or relating to such Indenture, the Debt Securities issued thereunder or the Guarantees relating thereto brought in any Federal or State court in the Borough of Manhattan, the City of New York, State of New York and irrevocably submits to the non-exclusive jurisdiction of such courts. (Section 115). Provisions Applicable Solely to Senior Debt Securities General Senior Debt Securities will be issued under the Senior Indenture and will rank pari passu with all other unsecured and unsubordinated indebtedness of the applicable Issuer and the Guarantor. Limitations on Liens The Senior Indenture provides that so long as any of the Senior Debt Securities are Outstanding, the Guarantor will not, and the Guarantor will procure that no Restricted Subsidiary will, create or permit to subsist any Encumbrance on the whole or any part of any Principal Property or upon any shares or stock of any Restricted Subsidiary to secure any present or future indebtedness for borrowed money without making, or causing such Restricted Subsidiary to make, effective provisions whereby the Senior Debt 39

Securities (together with, if the Guarantor shall so determine, any other indebtedness of the Guarantor or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Senior Debt Securities) will be secured equally and ratably with (or, at the option of the Guarantor or such Restricted Subsidiary, prior to) such indebtedness for borrowed money, so long as such indebtedness for borrowed money will be so secured. However, such limitations will not apply to: (a) any Encumbrance subsisting on or prior to the date of the Senior Indenture; (b) any Encumbrance arising by operation of law and not securing amounts more than 90 days overdue or otherwise being contested in good faith; (c) judgment Encumbrances not giving rise to an Event of Default; (d) any Encumbrance subsisting over a Principal Property, shares or stock of any Restricted Subsidiary (which becomes a Restricted Subsidiary after the date of the Senior Indenture) prior to the date of such Restricted Subsidiary becoming a Restricted Subsidiary, provided that such Encumbrance was not created in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary; (e) any Encumbrance over any Principal Property (or documents of title thereto), shares or stock of any Restricted Subsidiary acquired by the Guarantor or any Restricted Subsidiary as security for, or for indebtedness incurred, to finance all or part of the price of its acquisition, development, redevelopment, modification or improvement; (f) any Encumbrance over any Principal Property (or documents of title thereto), shares or stock of any Restricted Subsidiary which is acquired by the Guarantor or any Restricted Subsidiary subject to such Encumbrance; (g) any Encumbrance to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the Encumbrance relates to a Principal Property involved in such project and acquired by the Guarantor or any Restricted Subsidiary after the date of the Senior Indenture and the recourse of the creditors in respect of such indebtedness is limited to such project and Principal Property; (h) any Encumbrance arising solely by operation of law over any credit balance or cash held in any account with a financial institution; (i) rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of the Guarantor and/or any Restricted Subsidiary or in connection with the issuance of letters of credit for the benefit of the Guarantor and/or any Restricted Subsidiary; (j) any Encumbrance securing indebtedness of the Guarantor or any Restricted Subsidiary for borrowed money incurred in connection with the financing of accounts receivable; (k) any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges; (I) any Encumbrance upon specific items of inventory or other goods and proceeds of the Guarantor or any Restricted Subsidiary securing the Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods; (m) any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business; (n) any Encumbrance on any Principal Property of the Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or the European Union, or any instrumentality of any of them, securing the obligations of the Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes; (o) any Encumbrance securing taxes or assessments or other applicable governmental charges or levies; (p) any Encumbrance securing industrial revenue, development or similar bonds issued by or for the benefit of the Guarantor or any of its Restricted Subsidiaries, provided that such industrial revenue, development or similar bonds are nonrecourse to the Guarantor or such Restricted Subsidiary; (q) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Encumbrances referred to in (a) to (p) inclusive, for amounts not exceeding the principal amount of the borrowed money secured by the Encumbrance so extended, renewed or replaced, provided that such extension, renewal or replacement Encumbrance is limited to all 40 or a part of the same Principal Property, shares or stock of the Restricted Subsidiary that secured the Encumbrance extended, renewed or replaced (plus improvements on such Principal Property); and (r) Encumbrances in favor of the Guarantor or any subsidiary of the Guarantor. Notwithstanding the foregoing, the Guarantor or any Restricted Subsidiary may create or permit to subsist Encumbrances over any Principal Property, shares or stock of any of the Restricted Subsidiaries so long as the aggregate amount of indebtedness for borrowed money secured by all such Encumbrances (excluding therefrom the amount of the indebtedness secured by Encumbrances set forth in clauses (a) through (r), inclusive, above) does not exceed 15% of the Consolidated Shareholders Equity of the Guarantor. (Section 1009). Definitions of Certain Terms. For the purposes of the above provisions and the provisions under “Limitations on Sales and Leasebacks” below, the term “Restricted Subsidiary” means any Subsidiary (i) substantially all of the physical properties of which are located, or substantially all the operations of which are conducted, within the United States or the United Kingdom and (ii) which owns a Principal Property. The term “Restricted Subsidiary” does not include any Subsidiary which is principally engaged in leasing or in financing instalment receivables or which is principally engaged in financing the operations of the Guarantor and its consolidated Subsidiaries. Additionally, the term “Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, located in the United States or the United Kingdom, owned or leased by the Guarantor or any Restricted Subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Shareholders’ Equity of the Guarantor, other than (i) any such building, structure or other facility or portion thereof which, in the opinion of the Board of Directors of the Guarantor, is not of material importance to the total business conducted by the Guarantor and its Subsidiaries as an entirety or (ii) any portion of any such property which, in the opinion of the Board of Directors of the Guarantor, is not of material importance to the use or operation of such property. (Section 101). The Group currently has no Principal Properties. Limitations on Sales and Leasebacks The Senior Indenture also provides that so long as any of the Senior Debt Securities are Outstanding, the Guarantor will not, and the Guarantor will procure that no Restricted Subsidiary will, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Guarantor or any Subsidiary), or to which any such lender or investor is a party, providing for the leasing by the Guarantor or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property which has been owned by the Guarantor or a Restricted Subsidiary for more than six months and which has been or is to be sold or transferred by the Guarantor or any Restricted Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless either: (a) the Guarantor or such Restricted Subsidiary could create indebtedness secured by an Encumbrance (pursuant to the provisions governing limitations on liens as discussed above) on the Principal Property to be leased back in an amount equal to the indebtedness attributable to such sale and leaseback transaction without equally and ratably securing the Debt Securities; or (b) the Guarantor, within one year after the sale or transfer will have been made by the Guarantor or a Restricted Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement 41 or (ii) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by any two Directors of the Guarantor) to (A) the retirement of indebtedness for money borrowed, incurred or assumed by the Guarantor or any Restricted Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring, assuming or guaranteeing such indebtedness or (B) investment in any Principal Property. (Section 1010). 42